AMENDMENT

This Amendment ("**Amendment**") dated June 30, 2011 of the Agreement between Can-Fite Biopharma Ltd., an Israeli corporation, of 10 Bareket Street, Petach Tikva, Israel ("**Can-Fite**"), and Denali Concrete Management, Inc., a Nevada corporation , of 123 W. Nye Lane, Suite 129 Carson City, NV 89706 ("**Denali**"), dated June 5, 2011 (the "**Agreement**'). Can-Fite and Denali may be referred to herein individually as a "Party" or collectively as the "**Parties**".

WHEREAS, the Parties entered into the Agreement on June 5, 2011; and

WHEREAS, there remain certain conditions to Closing which have been delayed and which require the extension of the timeline for the Closing until the end of July 2011.

NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the Parties agree as follows

1. Amendment of Section 7 of the Agreement. The date "June 30, 2011" in Section 7 of the Agreement is hereby replaced by the date "July 31, 2011".

2. Amendment of Section 11(b) of the Agreement. The date "June 30, 2011" in Section 11(b) of the Agreement is hereby replaced by the date "July 31, 2011".

3. Amendment of Section 13(e) of the Agreement. The date "June 30, 2011" in Section 13(e) of the Agreement is hereby replaced by the date "July 31, 2011".

4. All undefined capitalized terms herein shall have ascribed to them the meaning set out in the Agreement.

5. Except for the changes and amendments set out herein, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, each of the Parties has executed this Amendment on the day and year herein below written.

Can-Fite Biopharma Ltd.		**Denali Concrete Management, Inc.,**	
BY:		BY:	MATHEW RULE
TITLE:		TITLE:	PRESIDENT
DATE:		DATE:	July 2, 2011
SIGNATURE:		SIGNATURE:	[signature]

<u>AMENDMENT</u>

This Amendment ("**Amendment**") dated June 30, 2011 of the Agreement between Can-Fite Biopharma Ltd., an Israeli corporation, of 10 Bareket Street, Petach Tikva, Israel ("**Can-Fite**"), and Denali Concrete Management, Inc., a Nevada corporation , of 123 W. Nye Lane, Suite 129 Carson City, NV 89706 ("**Denali**"), dated June 5, 2011 (the "**Agreement**'). Can-Fite and Denali may be referred to herein individually as a "Party" or collectively as the "**Parties**".

WHEREAS, the Parties entered into the Agreement on June 5, 2011; and

WHEREAS, there remain certain conditions to Closing which have been delayed and which require the extension of the timeline for the Closing until the end of July 2011.

NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the Parties agree as follows

1. <u>Amendment of Section 7 of the Agreement</u>. The date "June 30, 2011" in Section 7 of the Agreement is hereby replaced by the date "July 31, 2011".

2. <u>Amendment of Section 11(b) of the Agreement</u>. The date "June 30, 2011" in Section 11(b) of the Agreement is hereby replaced by the date "July 31, 2011".

3. <u>Amendment of Section 13(e) of the Agreement</u>. The date "June 30, 2011" in Section 13(e) of the Agreement is hereby replaced by the date "July 31, 2011".

4. All undefined capitalized terms herein shall have ascribed to them the meaning set out in the Agreement.

5. Except for the changes and amendments set out herein, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, each of the Parties has executed this Amendment on the day and year herein below written.

Can-Fite Biopharma Ltd.		**Denali Concrete Management, Inc.,**	
BY:		BY:	______________________
TITLE:	_CEO______________	TITLE:	______________________
DATE:	_July, 2nd, 2011_	DATE:	______________________
SIGNATURE:_[signature]_		SIGNATURE:	